                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported)      November 24, 1999
                                                  ------------------------------

                                  RMI.NET, Inc.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

            001-12063                                   84-1322326
--------------------------------           -------------------------------------
    (Commission File Number)                 (IRS Employee Identification No.)

999 Eighteenth Street, Suite 2201, Denver, Colorado                   80202
--------------------------------------------------------------------------------
     (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code        (303) 672-0700
                                                   -----------------------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On December 9, 1999, the Registrant filed a Current Report on Form 8-K (the "Western Regional Initial Report") describing the acquisition of the assets of Western Regional Networks, Inc. This Current Report on Form 8-K/A amends the Western Regional Initial Report by including with this Form 8-K/A the financial statements and pro forma financial information prescribed by Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Western Regional Networks, Inc. - Financial Statements:

              Independent Auditor's Report - McGladrey & Pullen, LLP

              Balance Sheets as of June 30, 1999 and September 30, 1999

              Statements of Income for the Year Ended June 30, 1999 and Three
                Months Ended September 30, 1998 and 1999

              Statements of Stockholders' Deficit for the Year Ended June 30,
                1999 and Three Months Ended September 30, 1999

              Statements of Cash Flows for the Year Ended June 30, 1999 and
                Three Months Ended September 30, 1998 and 1999

              Notes to Financial Statements

         (b)  Pro Forma Financial Information:

              Pro Forma Condensed Combined Balance Sheet as of September 30,
                1999

              Pro Forma Condensed Combined Statement of Operations for the Year
                Ended December 31, 1998

              Pro Forma Condensed Combined Statement of Operations for the Nine
                Months Ended September 30, 1999

         (c)  Exhibits:

           Exhibit Number    Description
           --------------    -----------
                10.1         Asset Purchase Agreement by and among RMI.NET, Inc., and Western
                             Regional Networks, Inc. et al. *

                20.1         News Release dated December 1, 1999 announcing the Western Regional
                             Networks asset acquisition. *

----------
*    Previously filed.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     RMI.NET, Inc.
                                         ---------------------------------------
                                                     (Registrant)

Date: February 2, 2000                   By: /s/ CHRISTOPHER J. MELCHER
                                             -----------------------------------
                                                 Christopher J. Melcher
                                                 Vice President, General Counsel
                                                 and Corporate Secretary

                         WESTERN REGIONAL NETWORKS, INC.


                                FINANCIAL REPORT


                                  JUNE 30, 1999

                                    CONTENTS


--------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                          1
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS
  Balance sheets                                                      2
  Statements of income                                                3
  Statements of stockholders' deficit                                 4
  Statements of cash flows                                      5 and 6
  Notes to financial statements                                  7 - 11
--------------------------------------------------------------------------------

                      [MCGLADREY & PULLEN, LLP LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Western Regional Networks, Inc.
La Junta, Colorado

We have audited the accompanying balance sheet of Western Regional Networks, Inc. as of June 30, 1999, and the related statements of income, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Regional Networks, Inc. as of June 30, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ MCGLADREY & PULLEN, LLP

Cheyenne, Wyoming
January 7, 2000

WESTERN REGIONAL NETWORKS, INC.


BALANCE SHEETS
JUNE 30, 1999 AND
   SEPTEMBER 30, 1999 (UNAUDITED)


                                                                                September 30,
                                                                     JUNE 30,        1999
ASSETS                                                                 1999      (Unaudited)
------                                                              ----------  -------------
Current Assets
  Cash                                                              $    9,195    $    5,993
  Trade receivables, less allowance for doubtful accounts
     June 30 $20,000; September 30 $7,215                              123,211       155,083
  Inventory                                                             15,768        11,353
                                                                    ----------    ----------
            TOTAL CURRENT ASSETS                                       148,174       172,429

Property and Equipment, net (Note 4)                                   264,640       248,975

Goodwill, net of accumulated amortization (Note 2)                     252,000       236,250
                                                                    ----------    ----------
            TOTAL ASSETS                                            $  664,814    $  657,654
                                                                    ==========    ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
  Note payable (Note 5)                                             $   23,452    $   22,392
  Notes payable, related parties (Note 5)                               41,227        55,898
  Current maturities of capital lease
     obligation (Note 5)                                                64,084        60,665
  Accounts payable                                                     207,303       253,296
  Deferred revenue                                                     206,601       219,792
  Accrued expenses                                                      55,689        81,464
  Deferred wages                                                        74,190        88,819
                                                                    ----------    ----------
            TOTAL CURRENT LIABILITIES                                  672,546       782,326

Liability under Capital Leases, net of current
  maturities (Note 5)                                                   76,795        67,962
                                                                    ----------    ----------
            TOTAL LIABILITIES                                          749,341       850,288
                                                                    ----------    ----------

Stockholders' Deficit
  Common stock, no par, authorized 1,000,000 shares,
     issued and outstanding 187,410 shares (Notes 2 and 7)             387,600       387,600
  Retained deficit                                                    (472,127)     (580,234)
                                                                    ----------    ----------
            TOTAL STOCKHOLDERS' DEFICIT                                (84,527)     (192,634)
                                                                    ----------    ----------



            TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT               $664,814    $  657,654
                                                                    ==========    ==========


See Notes to Financial Statements.

WESTERN REGIONAL NETWORKS, INC.


STATEMENTS OF INCOME
FOR THE YEAR ENDED JUNE 30, 1999 AND
   THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)




                                                                       September 30,
                                                  JUNE 30,          1998           1999
                                                    1999        (Unaudited)     (Unaudited)
                                                ------------    ------------    ------------
Revenue                                         $  1,373,459    $    262,391    $    433,966

Cost of revenue earned                               984,118         215,586         353,488
                                                ------------    ------------    ------------
            GROSS PROFIT                             389,341          46,805          80,478

General and administrative expenses                  884,402         302,792         178,967
                                                ------------    ------------    ------------

            OPERATING (LOSS)                        (495,061)       (255,987)        (98,489)
                                                ------------    ------------    ------------

Financial income (expense):
   Interest income                                     1,257             746              16
   Interest expense                                  (29,690)         (4,905)         (9,634)
                                                ------------    ------------    ------------
                                                     (28,433)         (4,159)         (9,618)
                                                ------------    ------------    ------------
            (LOSS) BEFORE INCOME TAXES              (523,494)       (260,146)       (108,107)


Income tax expense (Note 6)                              --              --              --
                                                ------------    ------------    ------------

            NET (LOSS)                          $   (523,494)   $   (260,146)   $   (108,107)
                                                ============    ============    ============

(Loss) per common share, basic
   and diluted                                  $      (2.79)   $      (1.39)   $      (0.58)
                                                ============    ============    ============


See Notes to Financial Statements.

WESTERN REGIONAL NETWORKS, INC.


STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED JUNE 30, 1999 AND
   THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)




                                                               Retained
                                                  Common       Earnings
                                                   Stock       (Deficit)      Total
                                                ----------    ----------    ----------
Balance, July 1, 1998                           $   14,800    $   51,367    $   66,167
   51,725 shares of common stock issued
      to acquire INFO 2000, Inc. (Note 2)          289,000          --         289,000
   14,993 shares of common stock issued
      in exchange for services rendered
      (Note 7)                                      83,800          --          83,800

   Net (loss)                                         --        (523,494)     (523,494)
                                                ----------    ----------    ----------

Balance, June 30, 1999                             387,600      (472,127)      (84,527)
   Net (loss) (unaudited)                             --        (108,107)     (108,107)
                                                ----------    ----------    ----------
Balance, September 30, 1999 (unaudited)         $  387,600    $ (580,234)   $ (192,634)
                                                ==========    ==========    ==========



See Notes to Financial Statements.

WESTERN REGIONAL NETWORKS, INC.


STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 1999 AND
   THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)



                                                                                  September 30,
                                                            JUNE 30,          1998            1999
                                                              1999        (Unaudited)      (Unaudited)
                                                          ------------    ------------    ------------
Cash Flows from Operating Activities
   Net (loss)                                             $   (523,494)   $   (260,146)   $   (108,107)
   Adjustments to reconcile net (loss) to net
      cash (used in) operating activities:
      Depreciation                                              68,995          14,540          20,080
      Amortization                                              63,000          15,750          15,750
      Provision for doubtful accounts                           20,000           5,000           5,000
      Stock-based compensation                                  83,800          83,800            --
      Change in working capital components,
        net of effects from acquisition of
        INFO 2000, Inc.:
        (Increase) decrease in:
           Trade receivables                                   (16,228)          2,660         (36,872)
           Inventory                                            (3,603)           --             4,415
        Increase (decrease) in:
           Accounts payable                                    144,276         107,717          45,993
           Accrued expenses                                     37,503          19,712          25,775
           Deferred wages                                       74,190          25,093          14,629
           Deferred revenue                                     14,947         (16,841)         13,191
                                                          ------------    ------------    ------------
        NET CASH (USED IN) OPERATING ACTIVITIES                (36,614)         (2,715)           (146)
                                                          ------------    ------------    ------------

Cash Flows from Investing Activities
   Purchase of property and equipment                             --              --            (4,415)
   Acquisition of INFO 2000, Inc. net of
      cash acquired                                              2,723           2,723            --
                                                          ------------    ------------    ------------
        NET CASH PROVIDED BY (USED IN)
            INVESTING ACTIVITIES                                 2,723           2,723          (4,415)
                                                          ------------    ------------    ------------
Cash Flows from Financing Activities
   Net borrowings (payments) from notes payable                 23,452            (958)         (1,060)
   Net proceeds from notes payable, related
      parties                                                   12,942            --            14,671
   Principal payments on capital lease obligations             (40,111)         (3,905)        (12,252)
                                                          ------------    ------------    ------------
        NET CASH PROVIDED BY (USED IN)
            FINANCING ACTIVITIES                                (3,717)         (4,863)          1,359
                                                          ------------    ------------    ------------
        (DECREASE) IN CASH                                     (37,608)         (4,855)         (3,202)

Cash:
   Beginning                                                    46,803          46,803           9,195
                                                          ------------    ------------    ------------
   Ending                                                 $      9,195    $     41,948    $      5,993
                                                          ============    ============    ============


                                                                       Continued

WESTERN REGIONAL NETWORKS, INC.

FOR THE YEAR ENDED JUNE 30, 1999 AND
   THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)


                                                                                September 30,
                                                                JUNE 30,      1998        1999
                                                                  1999     (Unaudited) (Unaudited)
                                                               ---------   ----------- -----------
Supplemental Schedule of Cash Flow Information
   Cash payments for interest                                  $  19,669    $   3,659    $   9,311
                                                               =========    =========    =========

Supplemental Schedule of Noncash Investing and
   Financing Activities
   Acquisition of INFO 2000, Inc.:
      Goodwill                                                 $ 315,000    $ 315,000    $    --
      Working capital acquired, net of cash $2,733               (87,197)     (87,197)        --
      Fair value of other assets acquired, principally
        property and equipment                                    77,576       77,576         --
      Long-term debt assumed                                     (19,102)     (19,102)        --
      Fair value of stock issued                                (289,000)    (289,000)        --
                                                               ---------    ---------    ---------
        NET CASH RECEIVED                                      $  (2,723)   $  (2,723)   $    --
                                                               =========    =========    =========

   Stock issued as compensation                                $  83,800    $  83,800    $    --
                                                               =========    =========    =========
   Capital lease obligations incurred for use
      of equipment                                             $ 108,449    $    --      $    --
                                                               =========    =========    =========


See Notes to Financial Statements.

WESTERN REGIONAL NETWORKS, INC.


NOTES TO FINANCIAL STATEMENTS
INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
   SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------

NOTE 1.        NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: Western Regional Networks, Inc.'s operations consist principally of providing comprehensive Internet services to residential and business customers in central and eastern Colorado. The Company provides Internet services through Internet points of presence (POPs) and third-party providers.

A summary of the Company's significant accounting policies follows:

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments: Financial instruments, which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade accounts receivable.

The carrying amounts of financial instruments including cash, accounts receivable, accounts payable, accrued expenses, notes payable, and capital lease obligations, approximated fair value because of the immediate or short-term maturity of these instruments.

Revenue recognition: The Company charges customers (subscribers) monthly access fees to the Internet and recognizes the revenue over the period access is provided. For certain subscribers billed in advance, the Company recognizes the revenue over the period the billing covers. Revenue for other services provided, including setup fees charged to customers when their accounts are activated, or equipment sales, is recognized as the service is performed or the equipment is delivered to the customer.

Inventories: Inventories consist of Internet access equipment and are valued at the lower of cost or market. Cost is determined using the first-in, first-out
(FIFO) method.

Property and equipment: Depreciation and amortization of property and equipment are computed using the straight-line method over the estimated useful lives of the assets, ranging from five to seven years. Certain equipment obtained through capital lease obligations are amortized over the life of the lease. Improvements to leased property are amortized over the lesser of the life of the lease or life of the improvements.

Long-lived assets: Long-lived assets will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any impairment loss will be measured by the difference between the fair value of an asset and its carrying amount, and will be recognized in the period that the recognition criteria are first applied and met.

WESTERN REGIONAL NETWORKS, INC.


NOTES TO FINANCIAL STATEMENTS
INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
   SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------


Earnings per common share: Earnings per common share has been computed on the basis of the weighted-average number of common shares outstanding during the period presented.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Unaudited financial information: The unaudited information reflects all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary to a fair presentation of the financial position as of September 30, 1999 and the results of operations and cash flows for the three months ended September 30, 1999 and 1998. The results of the three month periods are not necessarily indicative of the results which may be expected for the entire year.

NOTE 2.        BUSINESS COMBINATION

Western Regional Networks, Inc. was formed on July 1, 1998 (merger date) to effect the business combination of Rural Internet Access, Inc. (Rural) of La Junta, Colorado, INFO 2000, Inc. (INFO 2000) of Ft. Collins, Colorado and Western Network Management, Inc. of Grand Junction, Colorado. On December 29, 1998, the merger with Western Network Management, Inc. was rescinded and the assets, liabilities and operations of the Grand Junction location were spun-out of the Company as if the merger never occurred and are not included in the accompanying financial statements.

The merger of Rural and INFO 2000 has been accounted for as a purchase. The former shareholders of Rural received a larger portion of the voting stock of the Company and Rural has therefore been identified as the acquiring company in the business combination. Therefore, the assets and liabilities of Rural were recorded at their historical carrying value. INFO 2000 was accounted for as the acquired company and its assets and liabilities were recorded at the fair value at the merger date. The Company issued 51,725 shares of common stock valued at $289,000 to acquire INFO 2000. The excess of purchase price over the fair value of identifiable net assets acquired of $315,000 was allocated to goodwill and is being amortized on a straight-line basis over five years. Amortization expense for the periods ended June 30, 1999 and September 30, 1998 and 1999 was $63,000, $15,750 (unaudited) and $15,750 (unaudited), respectively.

WESTERN REGIONAL NETWORKS, INC.


NOTES TO FINANCIAL STATEMENTS
INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
   SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------


NOTE 3.        RELATED-PARTY TRANSACTIONS

During the year ended June 30, 1999 and three months ended September 30, 1998 and 1999, the Company purchased inventory and reimbursed expenses incurred on the Company's behalf with affiliated companies in the amount of $18,652, $1,380 (unaudited) and $1,525 (unaudited), respectively. At June 30, 1999 and September 30, 1999, the Company had accounts payable to affiliated companies in the amount of $6,352 and $7,877 (unaudited), respectively. The Company also had notes payable with shareholders and affiliated companies which are discussed in Note 5.

NOTE 4.        PROPERTY AND EQUIPMENT

At June 30, 1999, property and equipment consisted of the following:


         Equipment, production infrastructure       $    345,603
         Equipment, support                               26,337
         Computer software                                 1,744
                                                    ------------
                                                         373,684
         Less accumulated depreciation                   109,044
                                                    ------------
                                                    $    264,640
                                                    ============


Equipment being acquired under capital lease obligations had a cost of $194,165 and accumulated depreciation of $33,606 at June 30, 1999.



NOTE 5.        NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

Notes payable and capital lease obligations at June 30, 1999 and September 30, 1999, consisted of the following:

Notes payable: The Company has a $25,000 unsecured line of credit with the bank, of which $23,452 and $22,392 (unaudited) were outstanding at June 30, 1999 and September 30, 1999, respectively. The line of credit bears interest at 11.4% and periodic payments vary according to the outstanding balance.

The Company has three unsecured notes payable with shareholders or other related parties. Two of the notes require that the accrued interest is converted into principal at June 30 of each year. The third note requires that interest is accrued and paid quarterly. The notes bear interest at 8% to 9% and are due on April 1, 2000. The total outstanding balances on the notes were $41,227 and $55,898 (unaudited) at June 30, 1999 and September 30, 1999, respectively.

WESTERN REGIONAL NETWORKS, INC.


NOTES TO FINANCIAL STATEMENTS
INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
   SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------


Capital lease obligations: The Company has leased equipment under various noncancelable agreements, which expire between November, 1999 and January, 2002. These leases include interest ranging from 15% to 28% and require various minimum monthly payments. Certain shareholders of the Company have guaranteed certain of these leases.

The total minimum commitment under capital leases at June 30, 1999 is due as follows:


Year ending June 30:

  2000                                                         $    87,162
  2001                                                              62,823
  2002                                                              26,543
                                                               -----------
           TOTAL MINIMUM LEASE PAYMENTS                            176,528
Less the amount representing interest                               35,649
                                                               -----------
           PRESENT VALUE OF NET MINIMUM LEASE PAYMENTS         $   140,879
                                                               ===========


NOTE 6.        INCOME TAXES

Net deferred tax assets consist of the following components as of June 30, 1999:



Deferred tax assets:
   Receivable allowances                             $   7,800
   Accrued expenses                                     37,000
   Net operating loss carryforwards                    115,000
   Tax method revenue recognition                       27,600
                                                     ---------
                                                       187,400
   Less valuation allowance                           (166,600)
                                                     ---------
                                                        20,800
Deferred tax liability, property and equipment         (20,800)
                                                     ---------
                                                     $    --
                                                     =========

During the year ended June 30, 1999, the Company recorded a valuation allowance of $166,600 on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. There was no other activity in the valuation allowance during 1999.

Loss carryforwards for tax purposes as of June 30, 1999 are approximately $295,000 and expire in years 2017 through 2019.

WESTERN REGIONAL NETWORKS, INC.


NOTES TO FINANCIAL STATEMENTS
INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
   SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------


The income tax provision differs from the amount of income tax determined by applying the U.S. Federal income tax rate to pretax (loss) for the year ended June 30, 1999 due to the following:



Computed "expected" tax expense                                    $ (183,200)
Increase (decrease) in income taxes resulting from:
   Nondeductible amortization of goodwill                              22,000
   Stock based compensation valuation for income tax purposes          24,000
   Valuation allowance                                                131,200
   Taxable income of Western Network Management, Inc. (Note 2)         19,100
   Effect of state income tax rate                                    (13,100)
                                                                    ---------
                                                                    $     --
                                                                    =========


NOTE 7.        STOCK-BASED COMPENSATION

The Company issued 14,993 shares of stock to the Company president as compensation during the year ended June 30, 1999. The Company accounted for the value of the shares issued under FASB Statement No. 123, Accounting for Stock-Based Compensation. The compensation cost charged to income was $83,800 for the year ended June 30, 1999.

NOTE 8.        SUBSEQUENT EVENT

On November 24, 1999, the Company sold substantially all of its assets to RMI.NET, a publicly traded entity, in exchange for 324,324 shares of RMI.NET common stock. 45% of the shares received are subject to distribution restrictions of 6 to 18 months from the transaction date.

             SELECTIVE UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following selected unaudited pro forma combined financial information presented below has been derived from the unaudited or audited historical financial statements of the Company, Western Regional Networks, Inc., Networld.com, Inc., AIS Network Corporation, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World) and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different.

The acquisition is being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals or other analyses, with appropriate recognition given to the effect of the Company's borrowing rates and income tax rates.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 give effect to the acquisitions as if they had been consummated at the beginning of each period. These pro forma statements of operations combine the historical consolidated statements of operations for the periods reported for the Company, Western Regional Networks, Inc., Networld.com, Inc., AIS Network Corporation, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World).

The unaudited pro forma condensed combined balance sheet as of September 30, 1999 gives effect to the acquisitions as if they had been consummated on that date. The pro forma balance sheet combines the historical consolidated balance sheet at that date for the Company, Western Regional Networks, Inc., Networld.com, Inc., and AIS Network Corporation.

The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of the Company and the financial statements and notes of the acquired companies.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                      --------------------------------------------------------------------------------------
                                                       Previously      Western
                                                        Reported       Regional      Pro Forma      Pro Forma      Pro Forma
                                      RMI.NET, Inc.  Acquisitions(A) Networks, Inc.   Subtotal    Adjustments(B)    Combined
                                      -------------  --------------- --------------  ---------    --------------   ---------
                                                                       (Dollars in Thousands)
                                                                               ASSETS
CURRENT ASSETS
Cash and cash equivalents               $  6,213       $    285       $      6       $  6,504       $     --       $  6,504
Trade receivables less allowance for
  doubtful accounts                        4,681            134            155          4,970             --          4,970
Inventories                                  223             --             11            234             --            234
Other                                      1,123             85             --          1,208             --          1,208
                                        --------       --------       --------       --------       --------       --------
Total Current Assets                      12,240            504            172         12,916             --         12,916
                                        --------       --------       --------       --------       --------       --------

PROPERTY AND EQUIPMENT, net                9,881            768            249         10,898             --         10,898
Goodwill, net                             35,451            357            237         36,045          8,638 (1)     44,683
Other                                        548             --             --            548             --            548
                                        --------       --------       --------       --------       --------       --------
Total Assets                            $ 58,120       $  1,629       $    658       $ 60,407       $  8,638       $ 69,045
                                        ========       ========       ========       ========       ========       ========


                                                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                        $  3,480       $    539       $    253       $  4,272       $     --       $  4,272
Current maturities of long term
  debt and capital lease obligations       2,465            124            139          2,728             --          2,728
Deferred revenue                           2,184             51            220          2,455             --          2,455
Accrued payroll & related taxes              657             20             89            766             --            766
Accrued expenses & other                   1,931             22             81          2,034             --          2,034
                                        --------       --------       --------       --------       --------       --------
Total Current Liabilities                 10,717            756            782         12,255             --         12,255
                                        --------       --------       --------       --------       --------       --------
LONG-TERM DEBT AND CAPITAL LEASE
  OBLIGATIONS                              2,742            202             68          3,012             --          3,012
                                        --------       --------       --------       --------       --------       --------
Total liabilities                         13,459            958            850         15,267             --         15,267

REDEEMABLE CONVERTIBLE PREFERRED STOCK     1,928             --             --          1,928             --          1,928

STOCKHOLDERS' EQUITY
Common Stock                                  18              1            388            407           (389)(2)         18
Additional paid in capital                73,048             36             --         73,084            (36)(2)     73,048
                                                                                                       9,117 (1)      9,117
Accumulated deficit                      (30,333)           634           (580)       (30,279)           (54)(2)    (30,333)
                                        --------       --------       --------       --------       --------       --------
                                          42,733            671           (192)        43,212          8,638         51,850
                                        --------       --------       --------       --------       --------       --------
Total Liabilities and Stockholders'
  Equity                                $ 58,120       $  1,629       $    658       $ 60,407       $  8,638       $ 69,045
                                        ========       ========       ========       ========       ========       ========

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)


                                                                              Historical
                                      --------------------------------------------------------------------------------------
                                                       Previously      Western
                                                        Reported       Regional      Pro Forma      Pro Forma      Pro Forma
                                      RMI.NET, Inc.  Acquisitions(A) Networks, Inc.   Subtotal    Adjustments(B)    Combined
                                      -------------  --------------- --------------  ---------    --------------   ---------
                                                             (Amount in Thousands, Except Per Share Data)
Revenue
Communication Services                   $  7,974       $ 19,913       $  1,189       $ 29,076       $     --       $ 29,076
Web Solutions                               2,113             --             --          2,113             --          2,113
                                         --------       --------       --------       --------       --------       --------
                                           10,087         19,913          1,189         31,189             --         31,189
                                         --------       --------       --------       --------       --------       --------

Cost of revenue earned
Communication Services                      3,471         12,484            676         16,631             --         16,631
Web Solutions                                  50             --             --             50             --             50
                                         --------       --------       --------       --------       --------       --------
                                            3,521         12,484            676         16,681             --         16,681
                                         --------       --------       --------       --------       --------       --------
Gross profit                                6,566          7,429            513         14,508             --         14,508
                                         --------       --------       --------       --------       --------       --------

General, selling and administrative
  expenses                                  9,184          8,152            744         18,170             --         18,170
Cost related to unsuccessful
  merger attempt                            6,071             --             --          6,071             --          6,071
Depreciation and amortization               1,789          3,242             90          5,031          5,430(3)      10,461
                                         --------       --------       --------       --------       --------       --------
Operating income (loss)                   (10,478)        (3,965)          (321)       (14,764)        (5,430)       (20,194)
                                         --------       --------       --------       --------       --------       --------

Other income (expense)
   Interest expense                          (320)          (167)           (18)          (505)            --           (505)
   Interest Income                             51              7              1             59             --             59
   Other income (expense),  net                78            212             --            290             --            290
                                         --------       --------       --------       --------       --------       --------
                                             (191)            52            (17)          (156)            --           (156)
                                         --------       --------       --------       --------       --------       --------

Net loss                                 $(10,669)      $ (3,913)      $   (338)      $(14,920)      $ (5,430)      $(20,350)
                                         ========       ========       ========       ========       ========       ========

Preferred stock dividends                $     33                                                                   $     33

Net loss applicable to common
  Stockholders                           $(10,702)                                                                  $(20,383)
                                         ========                                                                   ========

Basic and Diluted loss per share
  from continuing operations(4)          $  (1.39)                                                                  $  (1.92)
                                         ========                                                                   ========

Average number of common shares
  outstanding(4)                            7,690          2,577            324                                       10,591
                                         ========       ========       ========                                     ========

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                   (UNAUDITED)

                                                                              Historical
                                      --------------------------------------------------------------------------------------
                                                       Previously      Western
                                                        Reported       Regional      Pro Forma      Pro Forma      Pro Forma
                                      RMI.NET, Inc.  Acquisitions(A) Networks, Inc.   Subtotal    Adjustments(B)    Combined
                                      -------------  --------------- --------------  ---------    --------------   ---------
                                                             (Amount in Thousands, Except Per Share Data)
Revenue
Communication Services                   $ 17,859       $  9,264       $  1,210       $ 28,333       $     --       $ 28,333
Web Solutions                               2,924             --             --          2,924             --          2,924
                                         --------       --------       --------       --------       --------       --------
                                           20,783          9,264          1,210         31,257             --         31,257
                                         --------       --------       --------       --------       --------       --------

Cost of revenue earned
Communication Services                      9,969          5,490            994         16,453             --         16,453
Web Solutions                                 873             --             --            873             --            873
                                         --------       --------       --------       --------       --------       --------
                                           10,842          5,490            994         17,326             --         17,326
                                         --------       --------       --------       --------       --------       --------

Gross profit                                9,941          3,774            216         13,931             --         13,931
                                         --------       --------       --------       --------       --------       --------

General, selling and administrative
  expenses                                 17,497          4,404            390         22,398             --         22,398
Depreciation and amortization               4,880          1,435            107          6,315          2,760 (3)      9,075
                                         --------       --------       --------       --------       --------       --------
Operating income (loss)                   (12,436)        (2,065)          (281)       (14,782)        (2,760)       (17,542)
                                         --------       --------       --------       --------       --------       --------

Other income (expense)
   Interest expense                          (369)           (65)           (28)          (462)            --           (462)
   Interest Income                            121             13             --            134             --            134
   Other income (expense),  net                --             58             --             58             --             58
                                         --------       --------       --------       --------       --------       --------
                                             (248)             6            (28)          (270)            --           (270)
                                         --------       --------       --------       --------       --------       --------

Net loss                                 $(12,684)      $ (2,059)      $   (309)      $(15,052)      $ (2,760)      $(17,812)
                                         ========       ========       ========       ========       ========       ========

Preferred stock dividends                $    199                                                                   $    199
                                         ========                                                                   ========

Net loss applicable to common
  Stockholders                           $(12,883)                                                                  $(18,011)
                                         ========                                                                   ========

Basic and Diluted loss per share
  from continuing operations(4)          $  (1.09)                                                                  $  (1.21)
                                         ========                                                                   ========

Average number of common shares
  outstanding(4)                           11,806          2,577            324                                       14,707
                                         ========       ========       ========                                     ========

                        NOTES TO THE PRO FORMA CONDENSED
                             COMBINED FINANCIAL DATA
                                   (UNAUDITED)

BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined balance sheet is presented as of September 30, 1999. The accompanying unaudited pro forma condensed combined statements of operations are presented for the nine months ended September 30, 1999 and the year ended December 31, 1998.

(A) PREVIOUSLY REPORTED ACQUISITIONS: The accompanying unaudited pro forma condensed combined balance sheet presented as of September 30, 1999 includes the balance sheet as of September 30, 1999 of Networld.com, Inc. and AIS Network Corporation. The accompanying unaudited pro forma condensed combined statements of operations presented for the nine months ended September 30, 1999 and the year ended December 31, 1998 include the condensed statements of operations for the respective periods ended for the previously reported companies as follows: Networld.com, Inc., AIS Network Corporation, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World).

(B) PRO FORMA ADJUSTMENTS: The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of September 30, 1999 and the unaudited condensed combined statements of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998.

     (1) To reflect the issuance of 324,324 shares of RMI stock valued at $2.7 million, in connection with the acquisition of Western Regional Networks, Inc., the issuance of 353,519 shares of RMI stock valued at $2.8 million, in connection with the acquisition of Networld.com, Inc., and the issuance of 425,967 shares of RMI stock valued at $3.7 million, in connection with the acquisition of AIS Network Corporation. The $8.6 million excess of the purchase price over the fair value of the assets acquired has been allocated to goodwill. Shares of Common Stock issued in the acquisitions were recorded at fair market value as based on the current market price of RMI's publicly traded stock. The final allocation of the purchase price will be made after the appropriate appraisals or other analyses are performed. Upon completion of the appraisals or other analyses and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill may be reallocated to the appropriate asset classifications, including customer list and goodwill. While goodwill will be amortized over a period of five years, customer list or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.

     (2) To eliminate the equity accounts of the acquired companies.

     (3) To adjust amortization expense for the increase in goodwill, using a life of five years, as if such acquisitions had been completed as of the beginning of such periods.

     (4) The Basic and Diluted loss per share from continuing operations and the average number of common shares outstanding for the pro forma combined amounts gives effect to the results as if Western Regional Networks, Inc., Networld.com, Inc., AIS Network Corporation, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World) had been completed at the beginning of such periods.